Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80995 of R.R. Donnelley & Sons Company on Form S-8 of our report dated June 23, 2011, appearing in this Annual report on Form 11-K of the RR Donnelley Savings Plan, for the year ended December 31, 2010.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois

June 23, 2011

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